                                                                       Exhibit 5

                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               ATTORNEYS AT LAW

                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                              1700 PACIFIC AVENUE
                                  SUITE 4100
                           DALLAS, TEXAS 75201-4675
                                (214) 969-2800
                              FAX  (214) 969-4343
                               www.akingump.com

                WRITER'S DIRECT DIAL NUMBER  (214)  969 - 2800


                               February 19, 1999

Prentiss Properties Trust
3890 West Northwest Highway, Suite 400
Dallas, Texas  75220

Re:  Prentiss Properties Trust
     Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended, relating to the issuance from time to time of up to an aggregate of 92,258 common shares of beneficial interest of the Company, par value $0.01 per share (the "Common Shares"), that may be issued to certain holders of 92,258 units of limited partnership interest (the "Partnership Units") in Prentiss Properties Acquisition Partners, L.P. (the "Operating Partnership") in exchange for and upon the tendering for redemption of the Partnership Units by Newport National Corporation, The F.M. (Bruce) Brusseau Trust, Scott R. Brusseau, Jeffry A. Brusseau, Elliott Investment Company, and D. Kent Dahlke.

     We have, as counsel, examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed that the Common Shares will be issued for at least the par value thereof. As to all questions of fact material to this opinion that have not been

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Prentiss Properties Trust
February 19, 1999
Page 2


independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based upon such examination and representations, we advise you that, in our opinion, the Common Shares have been duly authorized and, upon issuance in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, such Common Shares will be (assuming that upon any such issuance the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Amended and Restated Declaration of Trust of the Company) validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we have relied solely upon the opinion of Ballard Spahr Andrews and Ingersoll, LLP with respect to matters of Maryland law, and our opinions are subject to the same assumptions, qualifications, and limitations as those set forth in their opinion.

     We consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.


                                Very truly yours,


                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                Akin, Gump, Strauss, Hauer & Feld, L.L.P.